                                                                     EXHIBIT 4.1


================================================================================




                                CREDIT AGREEMENT



                                  by and among



                         CPT OPERATING PARTNERSHIP L.P.,
                                   as Borrower

                         CORRECTIONAL PROPERTIES TRUST,
                                  as Guarantor

                       NATIONSBANK, NATIONAL ASSOCIATION,
                             as Agent and as Lender

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                as Lead Arranger

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                                 October 2, 1998




================================================================================

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

                                    ARTICLE I

                              Definitions and Terms

1.1.   Definitions.................................................................................2
1.2.   Rules of Interpretation....................................................................30

                                 ARTICLE II

                        The Revolving Credit Facility

2.1.   Revolving Loans............................................................................32
2.2.   Payment of Interest........................................................................34
2.3.   Payment of Principal.......................................................................34
2.4.   Manner of Payment. ........................................................................35
2.5.   Revolving Notes............................................................................35
2.6.   Pro Rata Payments..........................................................................35
2.7.   Reductions.................................................................................36
2.8.   Conversions and Elections of Subsequent Interest Periods...................................36
2.9.   Increase and Decrease in Amounts...........................................................37
2.10.  Unused Fee.................................................................................37
2.11.  Deficiency Advances; Failure to Purchase Participations....................................37
2.12.  Use of Proceeds............................................................................38
2.13.  Mandatory Prepayments of Revolving Loans...................................................38
2.14.  Swing Line.................................................................................39

                                 ARTICLE III

                              Letters of Credit

3.1.   Letters of Credit..........................................................................41
3.2.   Reimbursement..............................................................................41
3.3.   Letter of Credit Facility Fees.............................................................44
3.4.   Administrative Fees........................................................................45

                                 ARTICLE IV

                                  Security

4.1.   Security...................................................................................46



4.2.   Further Assurances.........................................................................46
4.3.   Information Regarding Collateral...........................................................46
4.4.   Pledge Pool................................................................................46

                                  ARTICLE V

                              Facility Guaranty

5.1.   Facility Guaranty..........................................................................49
5.2.   Payment....................................................................................49
5.3.   Guaranty Absolute..........................................................................49
5.4.   Reinstatement..............................................................................50
5.5.   Waiver; Subrogation........................................................................50

                                 ARTICLE VI

                           Change in Circumstances

6.1.   Increased Cost and Reduced Return..........................................................52
6.2.   Limitation on Types of Loans...............................................................53
6.3.   Illegality.................................................................................53
6.4.   Treatment of Affected Loans................................................................54
6.5.   Compensation...............................................................................54
6.6.   Taxes......................................................................................55

                                 ARTICLE VII

          Conditions to Making Loans and Issuing Letters of Credit

7.1.   Conditions of Initial Advance..............................................................57
7.2.   Conditions of Loans and Letter of Credit...................................................60

                                ARTICLE VIII

                       Representations and Warranties

8.1.   Organization and Authority.................................................................62
8.2.   Loan Documents.............................................................................62
8.3.   Solvency...................................................................................63
8.4.   Subsidiaries and Stockholders..............................................................63
8.5.   Ownership Interests........................................................................63
8.6.   Financial Condition........................................................................63
8.7.   Title to Properties........................................................................64
8.8.   Taxes......................................................................................64




8.9.   Other Agreements...........................................................................64
8.10.  Litigation.................................................................................65
8.11.  Margin Stock...............................................................................65
8.12.  Investment Company.........................................................................65
8.13.  Patents, Etc...............................................................................65
8.14.  No Untrue Statement........................................................................65
8.15.  No Consents, Etc...........................................................................66
8.16.  Employee Benefit Plans.....................................................................66
8.17.  No Default.................................................................................67
8.18.  Environmental Laws.........................................................................67
8.19.  Employment Matters.........................................................................67
8.20.  RICO.......................................................................................68
8.21.  REIT Status................................................................................68
8.22.  Leases; Appraised Value....................................................................68
8.23.  Registration Statement.....................................................................68
8.24.  Year 2000 Compliance.......................................................................68


                                 ARTICLE IX

                            Affirmative Covenants

9.1.   Financial Reports, Etc.....................................................................70
9.2.   Maintain Properties........................................................................71
9.3.   Existence, Qualification, Etc..............................................................72
9.4.   Regulations and Taxes......................................................................72
9.5.   Insurance..................................................................................72
9.6.   True Books.................................................................................72
9.7.   Right of Inspection........................................................................72
9.8.   Observe all Laws...........................................................................73
9.9.   Governmental Licenses......................................................................73
9.10.  Covenants Extending to Other Persons.......................................................73
9.11.  Officer's Knowledge of Default.............................................................73
9.12.  Suits or Other Proceedings.................................................................73
9.13.  Notice of Environmental Complaint or Condition.............................................73
9.14.  Environmental Compliance...................................................................74
9.15.  Indemnification............................................................................74
9.16.  Further Assurances.........................................................................74
9.17.  Employee Benefit Plans.....................................................................74
9.18.  Continued Operations.......................................................................75
9.19.  New Subsidiaries...........................................................................75
9.20.  REIT Status.  .............................................................................76
9.21.  Use of Proceeds.  .........................................................................76
9.22.  Ownership of Borrower.  ...................................................................76


9.23.  Year 2000 Compliance.......................................................................77

                                  ARTICLE X

                             Negative Covenants

10.1.  Financial Covenants........................................................................78
10.2.  Acquisitions...............................................................................79
10.3.  Capital Expenditures.......................................................................79
10.4.  Liens......................................................................................79
10.5.  Indebtedness...............................................................................80
10.6.  Transfer of Assets.........................................................................81
10.7.  Investments................................................................................81
10.8.  Merger or Consolidation....................................................................82
10.9.  Restricted Payments........................................................................82
10.10. Transactions with Affiliates...............................................................83
10.11. Compliance with ERISA......................................................................83
10.12. Fiscal Year................................................................................84
10.13. Dissolution, etc...........................................................................84
10.14. Limitations on Sales and Leasebacks........................................................84
10.15. Change of Control..........................................................................84
10.16. Rate Hedging Obligations...................................................................84
10.17. Negative Pledge Clauses....................................................................84
10.18. Unrestricted Subsidiaries..................................................................84

                                 ARTICLE XI

                     Events of Default and Acceleration

11.1.  Events of Default..........................................................................85
11.2.  Agent to Act...............................................................................88
11.3.  Cumulative Rights..........................................................................88
11.4.  No Waiver..................................................................................88
11.5.  Allocation of Proceeds.....................................................................89

                                 ARTICLE XII

                                  The Agent

12.1.  Appointment, Powers, and Immunities........................................................90
12.2.  Reliance by Agent..........................................................................90
12.3.  Defaults...................................................................................91
12.4.  Rights as Lender...........................................................................91
12.5.  Indemnification............................................................................91


12.6.  Non-Reliance on Agent and Other Lenders....................................................92
12.7.  Resignation of Agent.......................................................................92
12.8.  Sharing of Payments, etc...................................................................92
12.9.  Fees.......................................................................................93

                                ARTICLE XIII

                                Miscellaneous

13.1.  Assignments and Participations.............................................................94
13.2.  Notices....................................................................................95
13.3.  Right of Set-off; Adjustments..............................................................97
13.4.  Survival...................................................................................97
13.5.  Expenses...................................................................................98
13.6.  Amendments and Waivers.....................................................................98
13.7.  Counterparts...............................................................................99
13.8.  Termination................................................................................99
13.9.  Indemnification; Limitation of Liability...................................................99
13.10. Severability..............................................................................100
13.11. Entire Agreement..........................................................................100
13.12. Agreement Controls........................................................................100
13.13. Usury Savings Clause......................................................................100
13.14. Payments..................................................................................101
13.15. Confidentiality...........................................................................101
13.16. GOVERNING LAW; WAIVER OF JURY TRIAL.......................................................101

EXHIBIT A      Applicable Commitment Percentages.................................................A-1
EXHIBIT B      Form of Assignment and Acceptance.................................................B-1
EXHIBIT C      Notice of Appointment (or Revocation) of Authorized Representative................C-1
EXHIBIT D-1    Form of Borrowing Notice........................................................D-1-1
EXHIBIT D-2    Form of Borrowing Notice--Swing Line Loans......................................D-2-1
EXHIBIT E      Form of Interest Rate Selection Notice............................................E-1
EXHIBIT F-1    Form of Revolving Note..........................................................F-1-1
EXHIBIT F-2    Form of Swing Line Note.........................................................F-2-1
EXHIBIT G-1    Form of Opinion of Borrower's Counsel...........................................G-1-1
EXHIBIT G-2    Form of Opinion of Local Counsel................................................G-2-1
EXHIBIT H      Compliance Certificate............................................................H-1
EXHIBIT I      Form of Facility Guaranty.........................................................I-1
EXHIBIT J      Form of Borrowing Base Certificate................................................J-1
EXHIBIT K-1    Form of Mortgage (Wackenhut)................................................... K-1-1
EXHIBIT K-2    Form of Mortgage (non-Wackenhut)................................................K-2-1
EXHIBIT L      Eligible Property Compliance Certificate..........................................L-1
EXHIBIT M      Form of Estoppel Certificate......................................................M-1
EXHIBIT N      Form of Consent to Assignment.....................................................N-1


EXHIBIT O      Form of Subordination, Non-Disturbance and Attornment Agreement...................O-1
EXHIBIT P      Form of Amendment Agreement.......................................................P-1

Schedule 4.3   Information Regarding Collateral; Pledged Properties; Pledge Pool.................S-1
Schedule 4.4   Appraisal Requirements............................................................S-2
Schedule 8.4   Subsidiaries and Investments in Other Persons.....................................S-4
Schedule 8.6   Indebtedness......................................................................S-5
Schedule 8.7   Liens.............................................................................S-6
Schedule 8.8   Tax Matters.......................................................................S-7
Schedule 8.10  Litigation........................................................................S-8
Schedule 9.5   Insurance.........................................................................S-9



                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 2, 1998 (the "Agreement"), is made by and among:

         CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business in Palm Beach Gardens, Florida (the "Borrower"); and

         CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust having its principal place of business in Palm Beach Gardens, Florida ("CPV"); and

         NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"); and

         NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 12.7, the "Agent");


                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $150,000,000, the proceeds of which are to be used for working capital and general partnership purposes, including the acquisition of correctional and detention facilities, and which shall include a letter of credit facility of up to $10,000,000 for the issuance of standby letters of credit and a swing line facility of up to $5,000,000;

         WHEREAS, CPV has agreed to guaranty the obligations of the Borrower arising hereunder in the manner described herein and to secure its Facility Guaranty by a pledge of its Partnership Units, as defined herein, in the Borrower; and

         WHEREAS, the Lenders party hereto have agreed to make available to the Borrower a revolving credit facility of up to $100,000,000, which includes a letter of credit facility of up to $10,000,000 and a swing line facility of up to $5,000,000 upon the terms and conditions set forth herein and hereby agree that the revolving credit facility may be increased to $150,000,000 at any time pursuant to SECTION 2.9, so long as no Default or Event of Default exists, without further action or approval of the Lenders;

         NOW, THEREFORE, the Borrower, CPV, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.1. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person or a line or lines of business conducted by such Person so long as such Person is in the business of owning or leasing or such assets are Qualifying Property.

                  "Additions or Enhancements" means with respect to any Qualifying Property any improvements, expansions, additions, alterations, betterments or appurtenances thereto.

                  "Adjusted CD Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent according to the following formula:

                  Adjusted CD Rate = CD Rate + Assessment Rate + Applicable
         Margin

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower or CPV; or (ii) which beneficially owns or holds 5% or more of the Partnership Units of the Borrower or 5% or more of any class of the outstanding voting stock of CPV; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower and/or CPV. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of partnership interests, voting stock, by contract or otherwise.

                  "Annualized EBITDA" means, with respect to any Qualifying Property, the SUM of, without duplication, (i) net income, (ii) interest expense, (iii) taxes on income, (iv) amortization and (v) depreciation, all determined in accordance with GAAP applied on a Consistent Basis, which amount shall be determined (a) if such Qualifying Property has been owned by CPV, the Borrower or any Subsidiary for at least four calendar quarters, on a four calendar quarter basis, (b) if such Qualifying Property has been owned by CPV, the Borrower or any Subsidiary for one quarter, such quarter's results shall be multiplied by four; if owned for two quarters, such quarters' results shall be multiplied by two; and if owned for three quarters, such quarters' results shall be multiplied by 4/3 and (c) if such Qualifying Property has been owned by the Borrower or any Subsidiary for less than one quarter, based upon a pro forma annualized estimate of EBITDA prepared by the Borrower, which, together with the assumptions upon which such estimate is made is set forth on Schedule II to EXHIBIT H.

                  "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in EXHIBIT A; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 13.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and/or maintained.

                  "Applicable Margin" means that percent per annum set forth below, which shall be based upon the ratio of Consolidated Total Indebtedness to Consolidated Total Value for the most recently ended quarter period as specified below:


                                                                                     Applicable
                                                                                        Margin
                                                                           -------------------------------
     Pricing            Consolidated Total Indebtedness To                 Base                Eurodollar
      Level                  Consolidated Total Value                      Rate                   Rate
     -------            ----------------------------------                 ----                -----------


       I.               Less than or equal to .25 to 1.00                   .000%                  1.250%

       II.              Less than or equal to .35 to 1.00 but               .000%                  1.500%
                        greater than .25 to 1.00

       III.             Less than or equal to .40 to 1.00 but               .250%                  1.750%
                        greater than .35 to 1.00

       IV.              Less than or equal to .50 to 1.00 but               .500%                  2.000%
                        greater than .40 to 1.00 *



* If greater than .50 to 1.00, the Applicable Margin shall be Pricing Level IV plus the Default Rate.

         ; provided, however, that if CPV shall receive a rating from Standard & Poor's and/or Moody's with respect to its senior, unsecured debt obligations (a "Rating"), the Applicable Margin shall be that percent per annum set forth below opposite the lower of such ratings:

                                                                            Applicable
                                                                              Margin
                                                                  ------------------------------
Pricing                                                           Base                Eurodollar
Level                       Rating                                Rate                   Rate
-----                       ------                                ----                ----------
I.               Greater than or equal to                        .000%                  1.125%
                 BBB+/Baa1
II.              Greater than or equal to BBB/Baa2               .000%                  1.250%
                 but less than BBB+/Baa1
III.             Greater than or equal to BBB-/Baa3              .125%                  1.375%
                 but less than BBB/Baa2
IV.              Less than BBB-/Baa3                             .500%                  2.000%



         The Applicable Margin shall be established at the end of each fiscal quarter of CPV (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined either (i) based upon the computations set forth in the Compliance Certificate furnished to the Agent pursuant to SECTION 9.1(A)(II) and
         SECTION 9.1(B)(II), subject to review and approval of such computations by the Agent, and shall be effective commencing on the first Business Day following the date such certificate is received until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED HOWEVER, if the Borrower shall fail to deliver any such Compliance Certificate within the time period required by SECTION 9.1, then the Applicable Margin shall be that shown for Pricing Level IV until the appropriate Compliance Certificate is so delivered or (ii) the first Business Day following a change in its Rating which would result in the change in the Applicable Margin. From the Closing Date to the first Determination Date, the Applicable Margin shall be that shown for Pricing Level I.

                  "Applicable Unused Fee" means (i) .250% per annum for any day that the sum of the Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) and Letter of Credit Outstandings as of the close of business on such day equals or exceeds 50% of the Total Revolving Credit Commitment, and (ii) .375% per annum for any day that the sum of the Revolving Credit Outstandings (without giving effect to Swing Line

         Outstandings) and Letter of Credit Outstandings as of the close of business on such day is less than 50% of the Total Revolving Credit Commitment.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Appraisal Requirements" means, collectively, those standards, policies, requirements and provisions regarding valuation of Pledged Properties set forth in SCHEDULE 4.4, as it may be amended from time to time.

                  "Appraised Value" means, with respect to any Pledged Property, the lesser of its (i) Leased Fee Value and (ii) Fee Simple Value, as determined by a Qualified Appraiser.

                  "Assessment Rate" means, for any day, the annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is payable by NationsBank to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with NationsBank at the Principal Office as determined by NationsBank. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to SECTION 13.1.

                  "Assignment of Leases" means, collectively, the Assignments of Leases from CPV or any Subsidiary to the Agent for the benefit of the Lenders pursuant to which CPV or any Subsidiary has assigned its rights in the Security Leases to the Agent.

                  "Authorized Representative" means any Person expressly designated by the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT C.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account number 375-104-2327 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Base" means, as of the date of determination thereof, the lesser of (i) 45% of the Historical Cost of all Pledged Properties in the Pledge Pool or (ii) 45% of the Appraised Value of all Pledged Properties in the Pledge Pool.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of EXHIBITS D-1 AND D-2, respectively.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York, Florida and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, Miami, Florida and Charlotte, North Carolina.

                  "CD Rate" means, for any Swing Line Loan which bears interest at the Adjusted CD Rate, the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitles "Select Interest Rates" published weekly on Form H.15 as of the date hereof, or any successor publication thereof, or if the foregoing publication or any successor or substitute thereof shall not be published by the Federal Reserve System for any week, then the weekly offering rate determined by NationsBank on the basis of quotations for such certificates received by it from three certificate of deposit dealers of recognized standing. Each change in the CD Rate shall be effective on the date thereof, without notice to the Borrower.

                  "Capital Expenditures" means, with respect to CPV and its Subsidiaries, for any period the SUM of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by CPV or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of CPV and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to SECTION 9.1(A) or (B), and (ii) with respect to any Capital Lease entered into by CPV or any Subsidiary during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 9.1(A)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Cash Available for Distribution" means Funds from Operations, adjusted (a) without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) development, acquisition or other activities and (ii) financing activities, (b) for certain known events and/or contractual commitments that may have occurred during the period but would not have been in effect for the full Fiscal Year and (c) for certain non-GAAP adjustments consisting of an estimate of amounts anticipated for recurring tenant improvements and capital expenditures.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of CPV (or securities convertible into or exchangeable for such Voting Stock) representing 10% or more of the combined voting power of all Voting Stock of CPV (on a fully diluted basis) or
                  (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of trustees of CPV;

                           (ii) during any period of up to 24 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were trustees of CPV shall cease for any reason (other than the death, disability or retirement of an officer of CPV that is serving as a trustee at such time so long as another officer of CPV replaces such Person as a trustee) to constitute a majority of the board of trustees of CPV;

                           (iii) any Person or two or more Persons acting in
                  concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower;

                           (iv) any Person other than CPV shall become the
                  general partner of the Borrower;

                           (v) CPV shall at any time be the beneficial owner,
                  directly or indirectly, of less than 66 2/3% of the Partnership Units of the Borrower; or

                           (vi) CPT Limited Partner Inc. shall own less than 1%
                  of the Partnership Units of the Borrower.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, CPV, the Lenders and the Agent and on which the conditions set forth in SECTION 7.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of CPV, the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Compliance Certificate" means a certificate of an Authorized Representative demonstrating compliance with the covenants contained in SECTIONS 10.1, 10.3, 10.5(F)-(H), 10.7(E), 10.9 AND 10.18, as of the
         date of such certificate, substantially in the form of EXHIBIT H.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of CPV referred to in SECTION 8.6(A).

                  "Consolidated Adjusted EBITDA" means, with respect to CPV and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis LESS the amount of actual cash expenditures by CPV and its Subsidiaries for maintenance-related Capital Expenditures during such Four-Quarter Period; PROVIDED, however, with respect to a Qualifying Property that is not owned by CPV, the Borrower or any Subsidiary for such entire Four-Quarter Period, Consolidated Adjusted EBITDA shall be based on Annualized EBITDA for such Qualifying Property; PROVIDED further, however, that with respect to any Acquisition, Consolidated Adjusted EBITDA includes the results of operations of such

         Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests".

                  "Consolidated Interest Coverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Adjusted EBITDA (determined as at such date) to (ii) Consolidated Interest Expense (for the Four-Quarter Period ending on (or most recently ended prior to) such date) plus dividends paid in respect of any preferred stock of the Borrower during such Four-Quarter Period.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of CPV and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of CPV and its Subsidiaries (including payments received by CPV and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event, less all operating and non-operating expenses of CPV and its Subsidiaries including taxes on income all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with SECTION 10.1(A) hereof as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of CPV or any Subsidiary, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Secured Indebtedness" means, with respect to CPV and its Subsidiaries, as of any date on which the amount thereof is to be determined, all Indebtedness of CPV and its Subsidiaries at such date that is secured by a Lien on any property of CPV or any Subsidiary whether or not such Indebtedness is assumed, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of CPV and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Total Indebtedness plus Consolidated Shareholders' Equity.

                  "Consolidated Total Indebtedness" means, with respect to CPV and its Subsidiaries, as of any date on which the amount thereof is to be determined, the SUM of (i) Indebtedness of CPV and its Subsidiaries at such date (other than Indebtedness permitted under SECTION 10.5(E) and (ii) the face amount of all outstanding Letters of Credit issued for the account of CPV or any Subsidiary and all obligations arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Liabilities" means all liabilities of CPV and its Subsidiaries (including all Indebtedness), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Value" means, as of any date on which the amount thereof is to be determined, the lesser of (a) the Historical Cost of the Pledged Properties in the Pledge Pool or (b) the Appraised Value of the Pledged Properties in the Pledge Pool.

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to SECTION 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Contract Party" means a Person who is a Governmental Authority and who contracts with Wackenhut Corrections Corporation or another Lease Party or the Borrower with respect to the management and operation of a Pledged Property.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to SECTION 2.8 or ARTICLE III of one Type of Loan into another Type of Loan.

                  "Credit Party" means, collectively, the Borrower and each Guarantor.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Reimbursement Obligations, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent, it being agreed that the Borrower may withhold its approval if as a result of such assignment the Borrower would incur increased costs under SECTION 6.5; PROVIDED, HOWEVER, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Property" means, as of any date of determination, any Qualifying Property, including the real property upon which it is situated, in which the Borrower or any Guarantor has a fee simple interest or a leasehold interest for a term exceeding that of the related Security Lease, and which, as evidenced in an Eligible Property Compliance Certificate, is:

                           (a) located in the United States or one of its territories; and

                           (b) unencumbered by any Liens, encumbrances, easements, restrictions or other matters of record except for Permitted Encumbrances and the related Security Lease; and

                           (c) free of structural defects and has passed a structural inspection by an architect or engineer engaged by the Agent, the results of which have been detailed in writing and are satisfactory to the Agent in its reasonable discretion; and

                           (d) in compliance with all Environmental Laws as evidenced by Phase I environmental assessment (and, if required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) in form and substance satisfactory to the Agent, addressed to the Agent, and (i) dated not earlier than six months prior to the date of such Eligible Property Compliance Certificate or (ii) supplemented by a "bring-down" letter dated not earlier than six months prior to the date of such Eligible Property Compliance Certificate if such environmental assessment is dated an earlier date; and

                           (e) subject to a Security Lease containing terms and provisions acceptable to the Agent; and

                           (f) in full compliance with the terms and conditions contained in the related Security Lease, which Security Lease is with a Lease Party; and

                           (g) in full compliance with the material terms and conditions contained in the management or operating agreement, if any, relating to such facility, between such Lease Party and the related Contract Party; or

                           (h) otherwise acceptable to the Required Lenders in their sole and absolute discretion.

                  "Eligible Property Compliance Certificate" means a certificate of the Borrower, dated the date of submission to the Agent of the items required thereby, evidencing the compliance by a particular Eligible Property with items (a) through (g) of the definition of "Eligible Property", or, with respect to an Eligible Property qualifying as such under item (h) of the definition of "Eligible Property," evidencing compliance with those items required by the Required Lenders, in the form of EXHIBIT L.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (a) Government Securities;

                           (b) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits issued
                  by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A-3" or better by Moody's;

                           (d) Repurchase Agreements;

                           (e) Municipal Obligations;

                           (f) Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (h) tax-exempt or taxable adjustable rate preferred
                  stock issued by a Person having a rating of its long term unsecured debt of "A-" or better by S&P or "A-3" or better by Moody's; and

                           (i) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower, CPV or any of its or their ERISA Affiliates or is assumed by the Borrower, CPV or any of its or their ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the Borrower, CPV or any current or former ERISA Affiliate.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower and CPV, means any Person or trade or business which is a member of a group which is under common control with the Borrower or CPV, who together with the Borrower or CPV, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:


                  Eurodollar  =  Interbank Offered Rate  +  Applicable
                     Rate       ------------------------     Margin
                                 1- Reserve Requirement

                  "Event of Default" means any of the occurrences set forth as such in SECTION 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Facility Guaranty" means the guaranty by CPV of the Borrower's Obligations set forth in ARTICLE V and each Guaranty Agreement in the form of EXHIBIT I between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, delivered as of the Closing Date and otherwise pursuant to SECTION 9.19, as the same may be amended, modified or supplemented.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for such issued and undrawn Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of SECTION 12.1(L)(B), (b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fee Simple Value" means the appraised value of a property for which the owner has absolute ownership, unencumbered by any other interest or estate subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat.

                  "Fiscal Year" means the twelve month fiscal period of CPV and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of CPV and its Subsidiaries, taken together as one accounting period.

                  "Funds from Operations" means Consolidated Net Income or loss, excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties" means all obligations of CPV or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                  "Guarantors" means, at any date, CPV, CPT Limited Partner, Inc. and each Subsidiary now or hereafter existing, which has executed a Facility Guaranty as required by SECTION 9.19.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Historical Cost" means with respect to any Pledged Property, the SUM of (i) the purchase price of such Pledged Property, PLUS (ii) reasonable pre-acquisition due diligence expenditures, PLUS (iii) reasonable and customary closing costs and real estate commissions paid to third parties with respect to such Pledged Property, PLUS (iv) any other reasonable and customary expenses incurred in connection with the acquisition of such Pledged Property, all incurred by the Borrower or other Credit Party with respect to such Pledged Property and all verified in writing to the Agent; PROVIDED, HOWEVER, that the SUM of the amounts described in (ii), (iii) and (iv) above may not exceed 5% of the amount described in (i) above; PROVIDED, FURTHER, that with respect to any Pledged Property purchased from Wackenhut Corrections Corporation the Historical Cost of such Pledged Property may not exceed 105% of the purchase price paid to Wackenhut Corrections Corporation, as verified in writing to the Agent.

                  "Increase Amount" means an amount of up to $50,000,000 or such lesser amount as the Borrower, the Guarantors, the Agent and a lender or lenders may agree by execution of one or more Amendment Agreements in the form of EXHIBIT P.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations and Guaranties, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP are required to be classified as a liability on a balance sheet; and any other items which are treated as debt by Moody's or S&P but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                  "Initial Properties" means those properties identified as such in SCHEDULE 4.3.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M.

         (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, PROVIDED, HOWEVER; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower' option, on the date one, two, three, six or nine months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; PROVIDED, that,

                            (i) if the Authorized Representative fails to notify
                  the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Eurodollar Rate Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period shall extend past the Stated
                  Termination Date; and

                           (v) there shall not be more than eight (8) Interest
                  Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of EXHIBIT E.

                  "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under ARTICLE III.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

                  "Lease Party" means any Person who is a lessee of a Pledged Property pursuant to a Security Lease; PROVIDED that any such Person, other than a Pre-Approved Lessee, must be approved by the Required Lenders in their discretion; PROVIDED, further, that (i) no Lease Party that is not a Pre-Approved Lessee shall be a lessee with respect to Pledged Properties having Appraised Values aggregating more than 20% of Consolidated Total Value, and (ii) no Person that is not a Pre-Approved Lessee shall be approved by the Required Lenders if such approval would result in the aggregate Appraised Value of all Pledged Properties which are leased to Persons other than Pre-Approved Lessees exceeding 50% of Consolidated Total Value

                  "Lease Party Documents" means, with respect to any Pledged Property constituting a part of the Pledge Pool, an Estoppel Certificate in the form attached hereto as EXHIBIT M, a Consent to Assignment in the form attached hereto as EXHIBIT N, and a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as EXHIBIT O.

                  "Leased Fee Value" means the appraised value of a property for which the owner has conveyed by lease the rights of use and occupancy of such property to others.

                  "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to ARTICLE III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of such Borrower.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, CPV and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any Revolving Loan made under the Revolving Credit Facility and any such Swing Line Loan made under the Swing Line Facility.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Lease Party Documents, the Owner's Affidavits delivered for each Pledged Property, the LC Account Agreement, the Applications and Agreements for Letters of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Majority Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus
         (iii) the amount of such Lender's Applicable Commitment Percentage of Swing Line Outstandings; PROVIDED that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank and (C) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

                  "Market Equity Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and CPV: (i) the fair market value of the issued and outstanding common stock of CPV, based upon the average closing price of such stock for the preceding twenty (20) Business Days, (ii) the fair market value of the issued and outstanding preferred stock of CPV, based upon the average closing price of such stock for the preceding twenty (20) Business Days and (iii) the value of the Partnership Units of the Borrower if each such Partnership Unit were converted to a share of the common stock of CPV, based upon the average closing price of the outstanding common stock of CPV for the preceding 20 Business Days.

                  "Master Lease" means that certain Master Agreement to Lease dated April 28, 1998 between the Borrower, as landlord, and Wackenhut, as tenant, as the same may be amended, supplemented or replaced from time to time, as approved by the Agent.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations, condition or prospects, financial or otherwise, of CPV and its Subsidiaries taken as a whole,
         (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Mortgage" means, collectively, each of the instruments entitled Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement in substantially the form of EXHIBIT K-1, in the case of a lease to Wackenhut or a subsidiary of Wackenhut, or EXHIBIT K-2 in all other cases, and such other mortgages, deeds of trust and deeds to secure debt executed by the Borrower, CPV, or any other Guarantor granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in the Pledged Properties, as such documents may be amended, modified, supplemented or restated from time to time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "NAREIT" means the National Association of Real Estate Trusts.

                  "NationsBank" means NationsBank, National Association and its successors.

                  "Net Proceeds" (a) from any equity offering means cash payments received therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any disposition of a Pledged Property means cash payments received by the Borrower or other Credit Party therefrom (including any cash payments received pursuant to any note or other debt security received in connection with such disposition) as and when received, net of (i) all legal fees and expenses and other commissions and fees and expenses paid to third parties and incurred in connection therewith and (ii) all taxes required to be paid or accrued as a consequence of such sale.

                  "NMS" means NationsBanc Montgomery Securities LLC and its successors.

                  "Non-Conforming Investments" means any of the following:

                           (a)      undeveloped real property;

                           (b)      non-income producing real property; and

                           (c)      real property that is not a Qualifying
                                    Property.

                  "Non-Recourse Indebtedness" means Indebtedness for which the recourse for payment is limited to the asset securing such Indebtedness, with no liability of any Person other than the maker of such Indebtedness for any deficiency between the proceeds derived from liquidation of such asset and the amount owed.

                  "Notes" means, collectively, the Revolving Notes and the Swing Line Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Revolving Loans and Swing Line Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrower to any Lender or an affiliate of a Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

                  "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

                  "Partnership Units" means with respect to the Borrower, and with respect to each class of partnership, those units representing an equal undivided factional share of each item of the Borrower's income, gain and loss and in distribution of the Borrower's assets.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or CPV or any of its or their ERISA Affiliates or is assumed by the Borrower or CPV or any of its or their ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or CPV or any current or former ERISA Affiliate.

                  "Permitted Encumbrances" means with respect to each Eligible Property such title exceptions which are shown on the title commitment for such Eligible Property and which have been reviewed and approved by the Agent in its sole discretion.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means that certain Collateral Assignment of Partnership Interests dated as of the date hereof between CPV and the Agent for the benefit of the Agent and the Lenders, as hereafter amended, supplemented or replaced from time to time.

                  "Pledge Pool" means, collectively, those Pledged Properties identified as constituting the Pledge Pool on SCHEDULE 4.3 as it may be amended or replaced from time to time.

                  "Pledged Property" or "Pledged Properties" means individually or collectively as the context indicates, any Eligible Property or Properties subject to the Mortgage.

                  "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

                  "Pre-Approved Lessee" means Wackenhut or a Governmental Authority whose unsecured long-term Indebtedness is rated A or better by S&P and Moody's.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

                  "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Qualified Appraiser" means an MAI appraiser selected by the Agent.

                  "Qualifying Property" means any correctional or detention facility or other improved real property used for any other purpose approved by the Required Lenders as to which a final certificate of occupancy has been issued by the applicable Governmental Authority, if such real property is located in a jurisdiction where such certificates are issued, or if not so located, an equivalent certificate relating to such real property's fitness for occupancy or use as a correctional or detention facility or other approved purpose, as applicable, has been issued by the applicable Governmental Authority.

                  "Rate Hedging Obligations" means any and all obligations of CPV or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Registration Statement" means the Registration Statement of CPV on Form S-11, Registration No. 333-46681, as filed by CPV with the Securities and Exchange Commission on February 20, 1998, together with any amendments thereto.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "REIT" means a real estate investment trust qualified for treatment as such for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 662/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal at all times to the sum of its Revolving Credit Commitment; PROVIDED that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank and (C) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of CPV or any of its Subsidiaries

         (other than those payable or distributable solely to CPV, the Borrower or to any Subsidiary other than an Unrestricted Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of CPV or any of its Subsidiaries (other than those payable or distributable solely to CPV) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of CPV or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of CPV (or any option, warrant or right to acquire such stock) other than to CPV.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         ARTICLE II hereof providing for Revolving Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" or "Revolving Loans" means any borrowing made pursuant to an Advance under the Revolving Credit Facility.

                  "Revolving Notes" means the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders substantially in the form of EXHIBIT F-1.

                  "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

                  "Security Instruments" means, collectively, the Pledge Agreement, the Mortgage, the Assignments of Leases, related UCC financing statements and fixture filings and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Credit Party shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Security Leases" means, collectively, those leases indicated as such on SCHEDULE 4.3 as it may exist from time to time, which are leases relating to Pledged Properties and subject to the Assignment of Leases.

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower, CPV or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means October 1, 2003.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by CPV and/or by one or more CPV's Subsidiaries.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person which agreements create Rate Hedging Obligations.

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to SECTION 2.14.

                  "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to SECTION 2.14.

                  "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to the Lenders substantially in the form of EXHIBIT F-2.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower, CPV or any of its or their ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower, CPV or any of its or their ERISA Affiliates from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
         Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to (i) $100,000,000 or (ii) at such time or times as EXHIBIT A hereto is amended by the entering into of an Amendment Agreement in the form of EXHIBIT P by the Borrower, the Guarantors, the Agent and any lender or lenders agreeing to provide additional Loans of up to $50,000,000, an amount equal to the sum of $100,000,000 and the Increase Amount, as reduced from time to time in accordance with SECTIONS 2.7 AND 2.13.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Unrestricted Subsidiary" means a Subsidiary of the Borrower that has not executed a Facility Guaranty that is in full force and effect and with respect to which the Borrower has provided a notice as required by SECTION 9.19.

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar



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



         functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wackenhut" means Wackenhut Corrections Corporation, a Florida corporation.

         1.2. RULES OF INTERPRETATION.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.



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




                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

         2.1. REVOLVING LOANS.

                  (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Revolving Notes as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and
(z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of SECTION 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by SECTION 6.5.

                  (b) AMOUNTS. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under SECTION 2.8, shall be in an amount of at least $2,000,000, and, if greater than $2,000,000, an integral multiple of $100,000.

                  (c) ADVANCES. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:00 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION

2.1(C)(IV)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this SECTION 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with SECTION 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, PROVIDED, HOWEVER, there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Revolving Loan to or Continuation of a Revolving Loan as a Eurodollar Rate Loan by the time prescribed by SECTION 2.1(C) OR 2.8, the Borrower shall be deemed to have elected to Convert such Revolving Loan to (or Continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with SECTION 2.8.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent

(for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this SECTION 2.1(C)(IV), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this SECTION 2.1(C)(IV), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall Continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 2.8.

         2.2. PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to SECTION 2.1; PROVIDED, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1998, with respect to Base Rate Loans (ii) on the last day of an Interest Period, with respect to Eurodollar Loans, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.

         2.3. PAYMENT OF PRINCIPAL. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any

Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under SECTION 6.5. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with SECTION 2.1(B) or SECTION 2.8.

         2.4. MANNER OF PAYMENT. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; PROVIDED that interest shall continue to accrue during the period of any such extension and PROVIDED further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.5. REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to the entering into of an Amendment Agreement in the form of EXHIBIT P to give effect to an Increase Amount or pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.6. PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in SECTION 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.7. REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 6.5.

         2.8. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI, the Borrower may:

                  (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                           (i) elect a subsequent Interest Period for all or a
                  portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                           (ii) Convert Base Rate Loans to Eurodollar Rate Loans
                  on any Business Day.

         Each election and Conversion pursuant to this SECTION 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.1, 2.3 and ARTICLE VI. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received.

All such Continuations or Conversions of Revolving Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.9. INCREASE AND DECREASE IN AMOUNTS. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letters of Credit Outstandings and Swing Line Outstandings. The Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be increased without the consent of the Lenders by the entering into of an Amendment Agreement in the form of EXHIBIT P in order to give effect to an Increase Amount. Nothing in this Agreement shall require any Lender to increase its Dollar amount of its Revolving Credit Commitment.

         2.10. UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Margin, multiplied by the daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings at the close of business on each day during each calendar quarter. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.11. DEFICIENCY ADVANCES; FAILURE TO PURCHASE PARTICIPATIONS. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Revolving Loan hereunder or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discre tion, but shall not be obligated to, advance under the applicable Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Revolving Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Borrower in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, interest on the amount so due from the date of such notice at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank to the date such purchase price is received by the Issuing Bank or NationsBank, as the Swing Line lender, as applicable.

         2.12. USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for general working capital needs and other partnership purposes, including the making of acquisitions of Qualifying Properties.

         2.13. MANDATORY PREPAYMENTS OF REVOLVING LOANS. In addition to the required payments of principal of the Revolving Loans set forth in SECTION 2.3 and any optional payments of principal of the Revolving Loans effected under SECTIONS 2.3 AND 2.7, the Borrower shall make the following required prepayments, which prepayments shall not result in a permanent reduction of the Total Revolving Credit Commitment, each such prepayment to be made to the Agent for the benefit of the Lenders within the time period specified below:

         (a) In the event that the Borrower determines to dispose of a Pledged Property constituting a part of the Pledge Pool, in accordance with the provisions of SECTION 4.4(B), and (A) fails to provide a substitute Pledged Property or (B) provides a substitute Pledged Property having an Appraised Value that is less than the Appraised Value of the Pledged Property being disposed, then the Borrower shall make, or shall cause any Guarantor, as applicable, to make, a payment from the Net Proceeds of the disposition of such Pledged Property in an amount equal (i) 100% of such Net Proceeds, in the case of (A) above, or (ii) the difference between the Appraised Value of the disposed Pledged Property and the substitute Pledged Property, in the case of (B) above, PLUS, in either case, any other amount necessary to cause the amount of Outstandings not to exceed the Borrowing Base as of the date of such disposition. Each such payment shall be made within 15 Business Days of receipt of such Net Proceeds and upon not less than three Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds.

         (b) The Borrower shall make, or shall cause each applicable Guarantor, to make, a payment from the Net Proceeds from each private or public offering of the equity securities of the Borrower or such Guarantor in an amount equal to 100% of such Net Proceeds, each such payment to be made within ten Business Days of receipt of such Net Proceeds and upon not less than three Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations used in computing the amount of such payment.

         (c) In the event (i) of damage, destruction or condemnation of any Pledged Property or portion thereof for which the Borrower reasonably estimates the cost of rebuilding, restoration or repair of such Pledged Property to be $250,000 or more, (ii) the Agent shall not have received from the Borrower a certificate satisfying the requirements of either
         SECTION 4.7(A) through (D) or SECTION 7.2(A) through (G) of the Mortgage, and (iii) there shall not have been deposited with the Agent the amounts necessary to fully pay for the restoration, repair or replacement of the Mortgaged Property, then the Agent shall have the right, at its option, to order an appraisal by a Qualified Appraiser (or other evidence of value acceptable in the Agent's sole discretion) of such Pledged Property, in the Borrower's name and at its sole expense. Within 15 Business Days of the Agent's receipt of such appraisal, the Borrower shall make, or shall cause any Guarantor, as applicable, to make, a payment of principal of the Loans to the Agent in an amount equal to the difference, if any, between the Borrowing Base adjusted to give effect to the Appraised Value of such Pledged Property giving effect to such damage, destruction or condemnation, and the Outstandings, to the extent the Outstandings shall exceed the adjusted Borrowing Base.

         2.14. SWING LINE. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the lesser of (A) the Total Revolving Credit Commitment or
(B) the Borrowing Base. Swing Line Loans shall bear interest at the Base Rate or Adjusted CD Rate, as selected by the Borrower in a Borrowing Notice. The Borrower may borrow, repay and reborrow under this SECTION 2.14. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $200,000 or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing, the interest rate selected (Base Rate or Adjusted CD Rate) and the date of borrowing, and shall be in the form of EXHIBIT D-2, with appropriate insert ions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $200,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.




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



         (b) Swing Line Loans shall bear interest at the Base Rate or the Adjusted CD Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in SECTIONS 2.2(B) AND
2.4 with respect to interest on Revolving Loans. The Swing Line Outstandings shall be evidenced by the Swing Line Note.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under SECTION 2.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to SECTION 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to SECTION 2.1(C)(II). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Revolving Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.



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



                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1. LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

         3.2. REIMBURSEMENT.

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by SECTION 2.1 and Swing Line Loans if permitted by
SECTION 2.14) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by SECTION 2.1(C)(IV) and SECTION 2.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate, such rate to be calculated on the basis of a year of 360 days for actual days elapsed, commencing on the date of such drawing until such Reimbursement Obligation is so paid by direct reimbursement by the Borrower or by a Base Rate Refunding Loan.


                  (b) In accordance with the provisions of SECTION 2.1(C), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each



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



Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under SECTION 3.2(A), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                           (i) Each Lender (including the Issuing Bank in its
                  capacity as a Lender) shall, subject to the terms and conditions of ARTICLE II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in SECTION 2.1(C)(IV).

                           (ii) Simultaneously with the making of each payment
                  by a Lender to the Issuing Bank pursuant to SECTION 2.1(C)(IV)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with
                  SECTION 2.1(C)(IV), Swing Line Loans made in accordance with
                  SECTION 2.14, or otherwise.

                           (iii) Each Lender's obligation to make payment to the
                  Agent for the account of the Issuing Bank pursuant to SECTION 2.1(C)(IV) and this SECTION 3.2(C), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by SECTION 2.1(C)(IV) or this SECTION 3.2(C), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to SECTION 2.1(C) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                           (iv) In the event the Lenders have purchased
                  Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (g) Without limiting the generality of the provisions of
SECTION 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(G) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

                  (h) Without limiting the Borrower's rights as set forth in
SECTION 3.2(G), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under



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



Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of the Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

         3.3. LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to (i) the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans and (ii) the Issuing Bank, 0.125% based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be



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



due with respect to each Letter of Credit quarterly in arrears on the last Business Day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this SECTION 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.4. ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank such other administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.



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



                                   ARTICLE IV

                                    SECURITY

         4.1. SECURITY. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority mortgage and/or security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

         4.2. FURTHER ASSURANCES. At the request of the Agent, the Borrower will or will cause any Guarantor, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or any Guarantor after the Closing Date.

         4.3. INFORMATION REGARDING COLLATERAL. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on SCHEDULE 4.3, and (ii) SCHEDULE 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1998, (b) each location of the chief executive office of each Grantor at any time since January 1, 1998, (c) the street address and legal description of each Initial Property, (d) the street address and legal description of each Pledged Property, (e) the street address of each Pledged Property included in the Pledge Pool, and (f) the Security Leases. The Borrower shall not change, or, permit any other Grantor to change, the location of its chief executive office except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         4.4. PLEDGE POOL. (a) Upon the request of the Borrower, any Eligible Property may become a Pledged Property and be included in the Pledge Pool upon receipt by the Agent of (A) a pro forma Compliance Certificate giving effect to the inclusion of such Eligible Property in the Pledged Pool with respect to such Eligible Property, including a calculation of Annualized EBITDA; (B) a Borrowing Base Certificate in the form of EXHIBIT J; (C) historical (to extent such Property has been operational for a calendar quarter or more) and pro forma operating statements and occupancy reports (to the extent such statements or reports exist, the Borrower hereby acknowledging that the absence of such statements or reports may impair the ability to obtain



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



Required Lender approval) with respect to such Eligible Property (unless such Property is subject to a Lease with a Pre-Approved Lessee); (D) a Phase I environmental assessment (and, if required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) with respect to such Eligible Property; (E) a site plan and as-built survey and certificates as to federally designated flood zones with respect to such Eligible Property; (F) a title insurance commitment for an ALTA Lender's title insurance policy with respect to such Eligible Property in an amount acceptable to the Agent insuring fee simple title to such Eligible Property and reflecting no title exceptions other than Permitted Encumbrances; (G) an appraisal by a Qualified Appraiser of such Eligible Property, meeting the requirements set forth in SCHEDULE 4.4 hereto ordered by the Agent (in the name of and at the sole expense of the Borrower); (H) the Security Lease for such Eligible Property and any sublease of the same in form and substance satisfactory to the Agent;
(I) the management or operating agreement, if any, with the Contract Party for such Eligible Property, in form and substance satisfactory to the Agent; (J) an Eligible Property Compliance Certificate for such Eligible Property, satisfactory to the Agent; (K) evidence of insurance for such Eligible Property as required by SECTION 9.5 and by the Mortgage; and (L) a general description of such Eligible Property's location and features. The Agent shall make its determination as to the inclusion in the Pledge Pool of any Eligible Property qualifying as such by compliance with items (a)-(g) of the definition of "Eligible Property" within 10 Business Days of receipt by the Agent of the Borrower's request therefor together with the documentation described in this
SECTION 4.4. The Required Lenders shall make their determination as to the inclusion in the Pledge Pool of any Eligible Property qualifying as such under item (h) of the definition of "Eligible Property" within 15 Business Days of receipt by the Agent of the Borrower's request therefor together with the documentation described in this SECTION 4.4. Upon the approval by the Agent of the inclusion of such Eligible Property in the Pledge Pool, the Borrower or applicable Credit Party shall execute or cause to be executed a Mortgage with respect to such Eligible Property, and, if such Eligible Property is subject to a lease, an Assignment of Leases. Upon execution, delivery and recordation, as applicable, of the Mortgage, the Assignment of Leases and the Lease Party Documents relating to such Eligible Property and any other documents required by the Agent and delivery of the title policy insuring the lien of the Mortgage as described above and an opinion of special local counsel in the form of EXHIBIT G-2, such Eligible Property shall become a part of the Pledge Pool and the Borrower shall deliver to the Agent an updated SCHEDULE 4.3 reflecting such additional Pledged Property.

         (b) Upon request of the Borrower, any Pledged Property may be released from the Pledge Pool and the Mortgage provided: (i) the Borrower provides evidence to the Agent that such Pledged Property will be sold by the Borrower or other Credit Party on an "arm's length" basis; (ii) either (A) the Borrower causes another Eligible Property of equal or greater Appraised Value to become included in the Pledge Pool in substitution for such released Pledged Property,
(B) the Borrower causes another Eligible Property of lesser Appraised Value to become included in the Pledge Pool and Net Proceeds from the sale of such Pledged Property in the amount of the difference in such Appraised Values, together with any other funds necessary, are delivered to the Agent for the prepayment of Revolving Loans as provided in SECTION 2.13, or (C) 100% of the Net Proceeds from the sale of such Pledged Property, together with any other funds necessary, are delivered to the Agent for the prepayment of Revolving Loans as provided in SECTION 2.13;

(iii) the Borrower delivers to the Agent a pro forma Compliance Certificate giving effect to such disposition; (iv) the Borrower delivers to the Agent an updated SCHEDULE 4.3 reflecting the release of such Pledged Property; and (v) no Default or Event of Default has occurred or is continuing. All costs, expenses and attorneys' fees incurred by the Agent or the Trustee under the Mortgage in connection with the release of any Pledged Property pursuant to this SECTION 4.4(B) shall be reimbursed by the Borrower pursuant to SECTION 13.5 hereof. No Pledged Property will be released from the Pledge Pool until the Agent has received the amount of funds, if any, required by this SECTION 4.4(B), together with any amounts required, if any, owing under SECTION 6.5.

         (c) In the event that there shall be made any Addition or Enhancement to a Pledged Property, the Borrower shall deliver to the Agent (A) an appraisal by a Qualified Appraiser of such Pledged Property, including the Addition or Enhancement thereto, (B) if the Addition or Enhancement includes additional real property (either leased or in fee), a modification to the related Mortgage amending the legal description of such Pledged Property to include such additional real property; (C) an endorsement to the existing title insurance policy covering such Pledged Property adding the Addition or Enhancement to the description of the insured property (if the Addition or Enhancement includes additional real property), increasing the amount of such title insurance to reflect the increase in value and updating the time and date of such policy to the time and date of recording of the modification to the related Mortgage described in (B) above and reflecting no title exceptions other than Permitted Encumbrances, (D) an amendment to the related Security Lease to include the Addition or Enhancement and increasing the base rental payments as required under SECTION 10.2, in form and content acceptable to the Agent, and (E) a copy of any amendment to the related management or operating agreement, if any.

         (d) For purposes of calculating the Appraised Value of the Pledged Properties included in the Pledge Pool, the Borrower shall comply with the Appraisal Requirements set forth in SCHEDULE 4.4 attached hereto. The Lenders agree that the Agent and the Borrower may from time to time modify or amend the Appraisal Requirements so long as such modification or amendment does not adversely affect the interest of the Lenders hereunder.

                                    ARTICLE V

                                FACILITY GUARANTY

         5.1. FACILITY GUARANTY. CPV hereby unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Lenders (collectively, the "Secured Parties") the payment and performance in full of (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms hereof, the Notes, and all other Loan Documents and all Rate Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower hereunder and all other Loan Documents; and (c) the Borrower's prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations arising under Swap Agreements (collectively, the "Guarantor's Obligations"); PROVIDED, HOWEVER, that the liability of CPV with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         5.2. PAYMENT. If the Borrower shall default in payment or performance of any of the Obligations, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms hereof, by acceleration, or otherwise, or upon the occurrence of any Event of Default hereunder that has not been cured or waived, then CPV shall, upon demand thereof by the Agent or its successors or assigns AS OF THE DATE OF SUCH DEMAND, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in SECTION 5.1, an amount equal to all of the Guarantor's Obligations then due and owing.

         5.3. GUARANTY ABSOLUTE. The guaranty made under this ARTICLE V is a guaranty of payment and not of collection. The Guarantor's Obligations shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Obligations, and shall not be affected by any action taken under this Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Obligations, or any other agreement between any Secured Party and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Obligations, or by the release or other disposal of any security for any of the Borrower's Obligations, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of this Credit Agreement, any of the Notes or any other



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Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to this Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Obligations, or any other agreement between any Secured Party and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of CPV) which may or might in any manner or to any extent vary the risks of CPV, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that the guaranty made under this ARTICLE V shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         5.4. REINSTATEMENT. CPV agrees that the guaranty made under this
ARTICLE V shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under this Credit Agreement is rescinded or must be restored for any reason.

         5.5. WAIVER; SUBROGATION.

         (a) CPV hereby waives notice of the following events or occurrences:
(i) the Lenders' heretofore, now or from time to time hereafter making Advances and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to this Credit Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;
(ii) the Secured Parties or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying this Credit Agreement, the Notes or any other Loan Documents; (iii) presentment, demand, default, non-payment, partial payment and protest; (iv) any Secured Party heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Secured Parties on account of the Borrower's Obligations) or to any other Guarantor any indulgence or extensions of time of payment of the Borrower's Obligations, and (v) any Secured Party heretofore, now or at any time hereafter accepting from the Borrower, any other Guarantor or any other Person, any partial payment or payments on account of the Borrower's Obligations or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same.

         (b) CPV hereby agrees that payment or performance by CPV of the guaranty made under this ARTICLE V may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to CPV without the Agent being required, CPV expressly waiving any right it may have to require the Agent, to
(i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, any other Guarantor or any other Person on account of the Borrower's Obligations or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY CPV THAT DEMAND UNDER THIS ARTICLE V MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THIS CREDIT AGREEMENT. Neither the Agent nor any Lender shall have any obligation to



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protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto.

         (c) CPV further agrees that it shall have no right of subrogation (unless and until the occurrence of the Facility Termination Date), reimbursement or indemnity, nor any right of recourse to security for the Borrower's Obligations. This agreement is expressly intended to prevent the existence of any claim in respect to such reimbursement by CPV against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent CPV from constituting a creditor of the Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower. If an amount shall be paid to CPV on account of such subrogation rights at any time prior to termination of this Credit Agreement in accordance with the provisions of
SECTION 13.8, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor's Obligations, whether matured or unmatured, in accordance with the terms of this Credit Agreement.




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                                   ARTICLE VI

                             CHANGE IN CIRCUMSTANCES

         6.1. INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                         (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Revolving Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Revolving Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Revolving Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Revolving Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this SECTION 6.1(A), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 6.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.



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         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         6.2. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Majority Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund



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



Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of SECTION 6.4 shall be applicable).

         6.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 6.1 OR 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
SECTION 6.1 OR 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in SECTION 6.1 OR 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         6.5. COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Loan; or




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                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Any Lender claiming compensation under this SECTION 6.5 shall furnish the Borrower and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

         6.6. TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in SECTION 13.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 6.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the



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Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to SECTION 6.6(D) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 6.6(A) OR 6.6(B) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 6.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.



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                                   ARTICLE VII

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         7.1. CONDITIONS OF INITIAL ADVANCE. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                            (i) executed originals of each of this Agreement,
                  the Notes, the initial Facility Guaranties, the Security Instruments, the Lease Party Documents, the LC Account Agreement the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of special Florida counsel and special Maryland counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of EXHIBIT G-1;

                           (iii) the favorable written opinions with respect to
                  the Mortgages and related Security Documents for each of the Initial Properties of special local counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of EXHIBIT G-2;

                           (iv) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                            (v) specimen signatures of officers of each of the
                  Credit Parties executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                           (vi) the Organizational Documents of each of the
                  Credit Parties certified as of a recent date by the Secretary of State of its state of organization;




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                           (vii) Operating Documents of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (viii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (ix) appropriate certificates of qualification to do
                  business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (x) notice of appointment of the initial Authorized
                  Representative(s);

                           (xi) a Compliance Certificate dated the Closing Date;

                           (xii) evidence of all insurance required by the Loan
                  Documents;

                           (xiii) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xiv) an initial Borrowing Base Certificate, dated as
                  of the Closing Date in the form of EXHIBIT J acceptable to the Agent and the Lenders;

                           (xv) evidence of the filing of Uniform Commercial
                  Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation the delivery by CPV of a certificate of the Registrar of the Borrower evidencing the due registration on the registration books of the Borrower of the Lien in favor of the Agent conferred under the Security Instruments;

                           (xvi) evidence of the ownership by CPV, as a limited
                  partner, of not less than 662/3% of the Partnership Units of the Borrower;

                           (xvii) fully executed counterparts of each of the
                  Security Leases;




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                           (xviii) a Phase I environmental assessment (and, if
                  required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) in form and substance acceptable to the Agent with respect to each of the Initial Properties;

                           (xix) an as-built survey and certifications as to
                  federally designated flood zones, in form and substance acceptable to the Agent as to each of the Initial Properties;

                           (xx) an appraisal for each of the Pledged Properties
                  in form and substance acceptable to the Agent and dated not earlier than one year prior to the Closing Date;

                           (xxi) an ALTA Lender's title policy with respect to
                  each of the Initial Properties insuring the first lien status of the Mortgage and reflecting only such title exceptions as are Permitted Encumbrances together with a true copy of any instrument giving rise to any exceptions;

                           (xxii) evidence that all fees payable by the Borrower
                  on the Closing Date to the Agent, NMS and the Lenders have been paid in full;

                           (xxiii) Uniform Commercial Code search results
                  showing only those Liens as are acceptable to the Lenders; and

                           (xxiv) such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Agent and the Lenders:

                            (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Credit Parties delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Credit Parties shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the



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                  occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

         7.2. CONDITIONS OF LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue Letters of Credit and NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by ARTICLE II and a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of EXHIBIT J;

                  (b) the representations and warranties of the Loan Parties set forth in ARTICLE VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 8.6(A)(I) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of EXHIBIT J, together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE XI shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after



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                  deduction of all Participations in Letters of Credit and
                  Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii) a Swing Line Loan, the Swing Line Outstandings
                  shall not exceed $5,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of
                  Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base.



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                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Each of CPV and the Borrower represent and warrant with respect to itself and each of its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         8.1. ORGANIZATION AND AUTHORITY.

                  (a) Each Credit Party is a corporation, partnership or real estate investment trust, as applicable, duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and
         (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower and CPV have the power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party, and the Borrower has the power and authority to execute, deliver and perform the Notes and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         8.2. LOAN DOCUMENTS. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;




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                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         8.3. SOLVENCY. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents;

         8.4. SUBSIDIARIES AND STOCKHOLDERS. CPV has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with SECTION 9.19;
SCHEDULE 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares, Partnership Units or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock, Partnership Units or other equity interest owned by CPV or by any such Subsidiary; the outstanding shares, Partnership Units or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and CPV and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 8.4, free and clear of any Lien other than the Lien of the Pledge Agreement.

         8.5. OWNERSHIP INTERESTS. The CPV and its Subsidiaries own no interest in any Person other than the Persons listed in SCHEDULE 8.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 8.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with SECTION 9.19;

         8.6. FINANCIAL CONDITION.

                  (a) The audited pro forma financial statements of CPV and its Subsidiaries set forth in the Registration Statement present fairly the financial condition of CPV and its Subsidiaries for the periods described therein and the unaudited interim financial statements, including the balance sheet as of June 30,1998 and the statement of operations for the period ended June 30,1998, are true and accurate;



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                  (b) since the later of (i) the date of the pro forma financial statements delivered pursuant to SECTION 8.6(A) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         SECTION 9.1(A) hereof, there has been no material adverse change in the condition, financial or otherwise, of CPV or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of CPV or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in SECTION 8.6(A) or in SCHEDULE 8.6 or permitted by SECTION 8.5, neither CPV nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

         8.7. TITLE TO PROPERTIES.

                  (a) CPV, the Borrower and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 8.7 and Liens permitted by
         SECTION 10.4.

                  (b) CPV, the Borrower and each other Credit Party has fee simple, and good and marketable title to each of the Initial Properties, as applicable, and will have fee simple (or a leasehold interest of a term exceeding that of the related Security Lease) and good marketable title to each of the Pledged Properties, as applicable, subject to no Liens, easement, encumbrances, restrictions or other matters of record other than Permitted Encumbrances.

         8.8. TAXES. Except as set forth in SCHEDULE 8.8, CPV, the Borrower and each other Credit Party has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 8.6(A) and satisfactory to CPV's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by either of them, to the extent that such taxes have become due;

         8.9. OTHER AGREEMENTS. No Credit Party is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or




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                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         8.10. LITIGATION. Except as set forth in SCHEDULE 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of CPV, threatened by or against the Borrower or any other Credit Party or affecting the Borrower or any other Credit Party or any properties or rights of the Borrower or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect;

         8.11. MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         8.12. INVESTMENT COMPANY. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, ET SEQ.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         8.13. PATENTS, ETC. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

         8.14. NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation



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of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

         8.15. NO CONSENTS, ETC. Neither the respective businesses or properties of the any Credit Parties, nor any relationship among the Credit Parties and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         8.16. EMPLOYEE BENEFIT PLANS.

                  (a) The Borrower and CPV and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by CPV or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower, CPV nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, CPV nor



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         any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of CPV's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower, CPV or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of CPV after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         8.17. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         8.18. ENVIRONMENTAL LAWS. Except as listed on SCHEDULE 8.18, CPV and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on SCHEDULE 8.18, neither CPV nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither CPV nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by either CPV or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of CPV's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of CPV or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

         8.19. EMPLOYMENT MATTERS. (a) None of the employees of CPV or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of CPV and the Borrower, threatened against CPV or any Subsidiary or between CPV



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or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, CPV and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of CPV and the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

         8.20. RICO. Neither CPV nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

         8.21. REIT STATUS. CPV has done all things necessary to qualify as a REIT, has been organized in conformity with the requirements for qualification as a REIT and its method of operation as described in the Registration Statement will permit it to meet the requirements for qualification and taxation as an REIT;

         8.22. LEASES; APPRAISED VALUE. Each of the Security Leases is in full force and effect and the Borrower, CPV and each Guarantor are in compliance with all of the terms and conditions of such Security Lease; none of the Security Leases has been amended or modified, except as required under SECTION 10.2 or except as otherwise permitted by the Agent, since the date of the Eligible Property Compliance Certificate for the Pledged Property to which it relates; and neither the Borrower nor CPV has any information which leads it to believe that the Appraised Value of the Pledged Properties as set forth on SCHEDULE 4.3 is not correct;

         8.23. REGISTRATION STATEMENT. The statements and information in the Registration Statement are true, correct and complete and the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make the statements and information therein not misleading;

         8.24. YEAR 2000 COMPLIANCE. CPV has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by CPV or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, CPV believes that all computer applications (including those of its suppliers, vendors and customers) that are material



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to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.




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                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Until the Facility Termination Date, unless the Majority Lenders shall otherwise consent in writing, CPV and the Borrower shall, and where applicable shall cause each Subsidiary to:

         9.1. FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 93 days after the end of each Fiscal Year of CPV, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of CPV and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by CPV and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of CPV and without any exception not acceptable to the Lenders, and (ii) a Compliance Certificate dated as of the end of such Fiscal Year;

         (b) as soon as practical and in any event within 48 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of CPV and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of CPV and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in SECTION 8.6(A) with respect to interim financial statements, and (ii) a Compliance Certificate containing computations for such fiscal quarter and dated as of the end of such fiscal quarter;

         (c) together with each delivery of the financial statements required by
SECTION 9.1(A)(I), deliver to the Agent and each Lender a letter from CPV's accountants specified in SECTION 9.1(A)(I) stating that in performing the audit necessary to render an opinion on the financial statements delivered under
SECTION 9.1(A)(I), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration



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statements which either the Borrower, CPV or any Subsidiary shall file with the
Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower, CPV or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower, CPV or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower, CPV or any Subsidiary;

         (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a consolidated balance sheet, income statement and statement of cash flows for CPV and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

         (f) as soon as practicable and in any event within 10 days following the end of each fiscal month, deliver to the Agent and each Lender a Borrowing Base Certificate prepared as of the last day of such month in the form of EXHIBIT J and certified to be true, correct and complete by an Authorized Representative;

         (g) as soon as practical and in any event within 93 days after the end of each fiscal year of Wackenhut Corrections Corporation deliver to the Agent and each Lender the audited financial statements of Wackenhut Corrections Corporation, and as soon as practical and in any event within 48 days after the end of each fiscal quarter (except the last fiscal quarter of each fiscal year) of Wackenhut Corrections Corporation, the unaudited financial statements of Wackenhut Corrections Corporation, all prepared in accordance with GAAP applied on a Consistent Basis;

         (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding CPV's and any Subsidiary's operations, business affairs and financial condition, including tax returns, asset business plans and specific cash flow information, as the Agent or such Lender may reasonably request;

         (i) promptly upon their being delivered to the Borrower or any Guarantor, deliver to the Agent and each Lender each notice of termination or default from any Contract Party delivered to the Borrower or any Guarantor by a Lease Party pursuant to the terms of the Master Lease or any other Security Lease;

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         9.2. MAINTAIN PROPERTIES. Maintain all properties necessary to its operations including, without limitation, each of the Pledged Properties, in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens



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all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

         9.3. EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect;

         9.4. REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to CPV's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         9.5. INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and, with respect to the Pledged Properties, as otherwise required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this SECTION 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;

         9.6. TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         9.7. RIGHT OF INSPECTION. Permit any Person designated by the Agent, at the Agent's or designated Person's expense, to visit and inspect any of the properties, corporate books and financial reports of CPV or any Subsidiary and to discuss its affairs, finances and accounts with



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its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss the Borrower's or CPV's affairs, finances and accounts with its principal officers at all reasonable times, at reasonable intervals and with reasonable prior notice;

         9.8. OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

         9.9. GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

         9.10. COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, of the things required of CPV or the Borrower in SECTIONS 9.2 through 9.9, 9.13, 9.14,
9.18 and 9.23 inclusive;

         9.11. OFFICER'S KNOWLEDGE OF DEFAULT. Upon any officer of the Borrower or CPV obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or other Credit Party proposes to take with respect thereto;

         9.12. SUITS OR OTHER PROCEEDINGS. Upon any officer of the Borrower or CPV obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any other Credit Party, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         9.13. NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Immediately provide notice to the Agent of, and promptly provide to the Agent true, accurate and complete copies of, any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any other Credit Party relating to any (a) violation or alleged violation by the Borrower or any other Credit Party of any applicable Environmental Law; (b) release or threatened release by the Borrower or any other Credit Party, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any other Credit Party, or at any facility or property owned or leased or operated by the Borrower or any other Credit Party, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any other Credit Party for the costs of cleaning up,



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removing, remediating or responding to a release of Hazardous Materials. Such notice shall comply with Section 4.23 of the Mortgage;

         9.14. ENVIRONMENTAL COMPLIANCE. If the Borrower or any other Credit Party shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any other Credit Party has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any other Credit Party shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;

         9.15. INDEMNIFICATION. Without limiting the generality of SECTION 13.9, jointly and severally indemnify and hold the Agent and the Lenders and their respective officers, directors, employees and agents, harmless from and against any and all claims, costs, expenses, losses, penalties, liabilities and damages (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) and all judgments, fines and penalties incurred, entered or levied against the Agent, the Lenders or any of their respective officers, directors, employees and agents, by any governmental agency or authority arising directly or indirectly from, or as a result of or in connection with (a) the use of any Pledged Property; (b) the use of the facilities thereon; (c) the use, generation, storage, transportation, treatment, emission, discharge, disposal, release or handling of any Hazardous Materials at, upon or from any Pledged Property; or
(d) the violation or alleged violation of any Environmental Law by CPV or any Subsidiary. The foregoing indemnity shall include without limitation of the foregoing indemnity, the indemnity of each of the parties indemnified herein with respect to claims, demands, losses, damages (including consequential damages) liabilities, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and court costs) and matters which in whole or in part are caused by or arise out of the negligence (whether sole, contributory, comparative, or otherwise) of such and/or any other indemnified party or for which such indemnified party may have strict liability. The provisions of this SECTION 9.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

         9.16. FURTHER ASSURANCES. At its cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

         9.17. EMPLOYEE BENEFIT PLANS.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any



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         Employee Benefit Plan to which the Borrower, CPV or any of its or their
         ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower, CPV or any of its or their ERISA Affiliates with respect to such request and
         (e) the failure of the Borrower, CPV or any of its or their ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower, CPV or any of its or their ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower, CPV or any of its or their ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by CPV or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower, CPV or any of its or their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower, CPV or any of its or their ERISA Affiliates obtaining knowledge or reason to know that the Borrower, CPV or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
         Section 4041(c) of ERISA;

         9.18. CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         9.19. NEW SUBSIDIARIES. Within thirty (30) days of the acquisition or creation of any Subsidiary but in any event prior to the acquisition by such Subsidiary of any Qualifying Property, other than a Subsidiary, that the Borrower has elected by notice in writing to the Agent to treat as an Unrestricted Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                  (a) a Facility Guaranty executed by such Subsidiary substantially in the form of EXHIBIT I;



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                  (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this SECTION
         9.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to SECTION 7.1(A)), to the effect that:

                           (A) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect; and

                           (B) the execution, delivery and performance of the
                  Facility Guaranty described in this SECTION 9.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                  (c) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this SECTION 9.19.

         9.20. REIT STATUS. With respect to CPV, do all things required or necessary to qualify as and maintain its status as a REIT and obtain, at the Agent's request an opinion of counsel acceptable to the Agent as to CPV's status as a REIT and as to CPV's power and authority to conduct its business as a REIT.

         9.21. USE OF PROCEEDS. Use the proceeds of the Loans solely for the purposes specified in SECTION 2.12.

         9.22. OWNERSHIP OF BORROWER. With respect to CPV, remain the sole general partner of the Borrower and own not less than 662/3% of the Partnership Units of the Borrower and 100%



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of the stock of CPT Limited Partner Inc. Any dilution of CPV's ownership of the
Borrower from its 99% interest on the Closing Date shall be solely related to the issuance of Partnership Units by the Borrower in connection with Acquisitions of Qualifying Properties. The Borrower shall at all times constitute 100% of the combined book value of CPV and CPT Limited Partner, Inc,. and the revenues of the Borrower for each Fiscal Year shall constitute 100% of the combined total revenues of CPV and CPT Limited Partner Inc. for such Fiscal Year.

         9.23. YEAR 2000 COMPLIANCE. CPV shall promptly notify the Agent in the event that the Borrower, CPV or any Subsidiary discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.





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                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Majority Lenders shall otherwise consent in writing, CPV and the Borrower shall not, nor shall they permit any Subsidiary to:

         10.1. FINANCIAL COVENANTS.

         (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth to be less than $118,000,000 plus 85% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of CPV and its Subsidiaries resulting from the issuance of equity securities or other capital investments.

         (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit at any time the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.

         (c) TOTAL INDEBTEDNESS.

                            (i) Permit at any time the ratio of Consolidated
                  Total Indebtedness (excluding Non-Recourse Indebtedness of Unrestricted Subsidiaries) to Consolidated Total Value to be greater than .50 to 1.00.

                           (ii) Permit at any time Consolidated Total
                  Indebtedness (excluding Non- Recourse Indebtedness of Unrestricted Subsidiaries) to exceed the lesser of (A) 4.00 times Consolidated Adjusted EBITDA (excluding EBITDA relating to properties which are subject to Non-Recourse Indebtedness of Unrestricted Subsidiaries) or (B) 50% of the Historical Cost of the Pledged Properties and other Qualifying Properties (the historical cost of other Qualifying Properties (excluding EBITDA relating to properties which are subject to Non-Recourse Indebtedness of Unrestricted Subsidiaries) to be determined in the same manner as the Historical Cost of Pledged Properties).

                           (iii) Permit at any time Consolidated Total
                  Indebtedness to exceed the lesser of (A) 50% of the sum of Consolidated Total Liabilities and Market Equity Capitalization or (B) 50% of the sum of Consolidated Total Liabilities and Consolidated Shareholders' Equity.

         (d) CONSOLIDATED SECURED INDEBTEDNESS. Permit at any time the ratio of Consolidated Secured Indebtedness (excluding Non-Recourse Indebtedness of Unrestricted Subsidiaries) to Consolidated Total Value to be greater than .45 to 1.00.




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         (e) BORROWING BASE. At all times the amount of the Borrowing Base must be greater than or equal to the sum of the aggregate amount of Revolving Credit Outstandings, Letter of Credit Outstandings and Swing Line Outstandings, or if not, the Borrower must immediately comply with SECTION 2.1(B).

         10.2. ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition (other than an Acquisition of an Eligible Property), or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition (other than an Acquisition of an Eligible Property), unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person or assets to be acquired are substantially the same as one or more line or lines of business conducted by CPV and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of CPV and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a proforma Compliance Certificate prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into CPV, the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be either CPV, the Borrower or a wholly-owned Subsidiary), and (iv) the Majority Lenders shall consent to such Acquisition in their discretion. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition of Additions or Enhancements unless there is a commensurate increase in the base rental payments due under the related Security Lease for the Qualifying Property for which such Additions or Enhancements are made.

         10.3. CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures other than those necessary to maintain in good condition and repair any Qualifying Property; PROVIDED, HOWEVER, that expenditures incurred in connection with the Acquisition of a Qualifying Property (i.e. not made in connection with renovations or improvements to a Qualifying Property) shall not be deemed to be Capital Expenditures; PROVIDED FURTHER, HOWEVER, that expenditures incurred by the Borrower in connection with Additions or Enhancements shall not be deemed to be Capital Expenditures to the extent there is a commensurate increase in the base rental payments under the related Security Lease.

         10.4. LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by CPV or any Subsidiary, other than

                  (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in SCHEDULE 8.7;




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                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of CPV or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to CPV or any Subsidiary;

                  (f) purchase money Liens to secure Indebtedness permitted under SECTION 10.5(F ) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (g) Liens to secure Non-Recourse Indebtedness permitted under
         SECTION 10.5(G); and

                  (h) Permitted Encumbrances.

         10.5. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness of CPV, the Borrower or any Subsidiary, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in SCHEDULE 8.6; PROVIDED, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change



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         any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness arising from Rate Hedging Obligations permitted under SECTION 10.16;

                  (e) unsecured intercompany Indebtedness for loans and advances made by CPV, the Borrower or any Guarantor to CPV, the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

                  (f) purchase money Indebtedness described in SECTION 10.4(F) not to exceed an aggregate outstanding amount at any time of $1,000,000;

                  (g) additional Non-Recourse Indebtedness not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such additional Non-Recourse Indebtedness permitted under this clause (g) shall in no event exceed 20% of Consolidated Total Value at any time;

                  (h) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (g) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (h) shall in no event exceed 5% of Consolidated Total Value at any time.

         10.6. TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of CPV or any Subsidiary other than (a) dispositions of Pledged Properties permitted under SECTION 4.4(B), (b) the lease of a Pledged Property pursuant to a Security Lease, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 10.8, (d) the disposition of Eligible Securities or Non-Conforming Investments in the ordinary course of management of the investment portfolio of CPV and its Subsidiaries and
(e) dispositions of personal property that is substantially worn, damaged, obsolete or, in the judgment of CPV or the Borrower, as the case may be, no longer best used or useful in its business or that of any Subsidiary.

         10.7. INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other



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Person or permit to exist any loans or advances to any Person, except that CPV and the Borrower may maintain investments or invest in:

                  (a) Eligible Securities;

                  (b) investments existing as of the date hereof and as set forth in SCHEDULE 8.4;

                  (c) investments in Guarantors;

                  (d) loans between the Borrower, CPV and the Guarantors described in SECTION 10.5(E); and

                  (e) Non-conforming Investments and loans and investments in Unrestricted Subsidiaries; provided, however, that the aggregate principal amount at any time outstanding of such Non-Conforming Investments and loans and investments in Unrestricted Subsidiaries shall not exceed the sum of $5,000,000 plus 5% of Consolidated Total Value at any time.

         10.8. MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under SECTIONS 10.6(C) AND (D); PROVIDED, HOWEVER, (i) any Subsidiary may merge or transfer all or substantially all of its assets into or consolidate with CPV, the Borrower or any wholly-owned Subsidiary, and (ii) any other Person may merge into or consolidate with CPV, the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by SECTION 10.2; PROVIDED FURTHER, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         10.9. RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; PROVIDED, however, in any fiscal period CPV may if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing, pay dividends on the common or preferred stock of CPV and make similar distributions in an amount not to exceed the lesser of
(i) 100% of Cash Available for Distribution and (ii) 95% of Funds from Operations; PROVIDED, FURTHER, however, that if a larger distribution is necessary for CPV to maintain its status as a REIT and if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing, CPV may pay dividends or make similar distributions in such greater amount equal to the minimum distribution necessary for CPV to maintain such status; PROVIDED, FURTHER, however, that CPV may not pay any such dividends or make any such payments in the aggregate for any calendar year exceeding the lesser of (i) 100% of Cash Available for



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Distribution and (ii) 95% of Funds from Operations and the Borrower shall make no distribution if before or after giving effect thereto there exists a Default or Event of Default.

         10.10. TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under SECTIONS 10.7 and 10.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of CPV or the Borrower, except (a) that such Persons may render services to CPV or the Borrower or any Subsidiary for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that CPV or the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by CPV or the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of CPV or the Borrower's (or any Subsidiary's) business and upon fair and reasonable terms no less favorable to CPV or the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         10.11. COMPLIANCE WITH ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of CPV, the Borrower or any of its or their ERISA Affiliates to the PBGC; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which CPV, the Borrower or any of its or their ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit CPV, the Borrower or any of its or their ERISA Affiliates to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to CPV, the Borrower or any of its



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         or their ERISA Affiliates or increase the obligation of CPV, the
         Borrower or any of its or their ERISA Affiliates to a Multiemployer Plan; or

                  (g) fail, or permit CPV, the Borrower or any of its or their ERISA Affiliates to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         10.12. FISCAL YEAR. Change its Fiscal Year.

         10.13. DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to SECTION 10.8.

         10.14. LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by CPV, the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by CPV, the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of CPV, the Borrower or any Subsidiary.

         10.15. CHANGE OF CONTROL. Cause, suffer or permit to exist or occur any Change of Control.

         10.16. RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment or as otherwise agreed by the Borrower and the Agent.

         10.17. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of the Borrower, CPV or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         10.18. UNRESTRICTED SUBSIDIARIES. Cause, suffer or permit any Unrestricted Subsidiary to incur any Indebtedness whatsoever except for Non-Recourse Indebtedness, which Non-Recourse Indebtedness, together with all other Non-Recourse Indebtedness of such Unrestricted Subsidiary, is owed to a single creditor or an agent for more than one creditor so long as such creditors have provided such Non-Recourse Indebtedness.




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                                   ARTICLE XI

                       EVENTS OF DEFAULT AND ACCELERATION

         11.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for three days or more; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in SECTIONS 4.4(C), 9.7, 9.11, 9.12, 9.19 through 9.22 or ARTICLE X;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of CPV or any Subsidiary in an amount not less than



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         $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by CPV, the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by CPV, the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default as specified in clauses (i), (ii) or (iii) shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of CPV, the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if CPV, the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of CPV, the Borrower, any other Credit Party or Wackenhut Corrections Corporation or the whole or any substantial part of its properties or of any Pledge Property and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against CPV, the Borrower, any other Credit Party or Wackenhut Corrections Corporation seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of CPV, the Borrower, any other Credit Party or Wackenhut Corrections Corporation or of the whole or any substantial part of its properties, or of any Pledge Property which control is not relinquished within sixty (60) days; or if there is commenced against CPV, the Borrower, any other Credit Party or Wackenhut Corrections Corporation any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if CPV, the Borrower, any other



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         Credit Party or Wackenhut Corrections Corporation takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer is found not to be liable) is in excess of $500,000 is rendered against CPV, the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of CPV, the Borrower's or any Subsidiary's properties for any amount in excess of $500,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if CPV, the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of CPV, the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if CPV, the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if CPV, the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                  (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

                  (m) if there shall occur a default (which is not cured within the applicable cure period therein provided) under, of the breach, withdrawal, cancellation, rescission, termination, alteration (without the Agent's consent) of any Security Lease or Security Leases or a sublease with respect to any Security Lease or Security Leases the result of which is to cause a termination or reduction of rental payments under such Security Lease or Security Leases in an amount exceeding 5% of the total amount of rental payments due during the then current Fiscal Year under all of the Security Leases then in effect;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent, with the consent of the Majority Lenders, may, and at the direction of the Majority Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate



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                  immediately, and (ii) the Agent shall at the direction of the
                  Majority Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Majority Lenders or notice to the Agent or the Lenders;

                           (B) The Borrower shall, upon demand of the Agent or
                  the Majority Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agent and each of the Lenders shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2. AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Majority Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         11.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4. NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.




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         11.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
ARTICLE XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to SECTIONS 2.10, 3.3,
         3.4 AND 13.5;

                  (b) amounts due to the Agent pursuant to SECTION 12.9;

                  (c) payments of interest on Revolving Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (d) payments of principal of Revolving Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to SECTION 11.1(B);

                  (f) amounts due to the Lenders pursuant to SECTIONS 3.2(G),
         9.15 and 13.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.




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                                   ARTICLE XII

                                    THE AGENT

         12.1. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in SECTION 12.5 and the first sentence of SECTION 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                   (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) except as provided in this Agreement, shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         12.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof



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for all purposes hereof unless and until the Agent receives and accepts an
Assignment and Acceptance executed in accordance with SECTION 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to SECTION 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         12.4. RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and the Revolving Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) and any Lender may accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; PROVIDED that no Lender shall



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be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under SECTION 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this SECTION 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         12.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of CPV, the Borrower and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of CPV, the Borrower or any Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         12.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. In the event NationsBank shall cease to be a Lender hereunder it shall resign within sixty (60) days as Agent hereunder.

         12.8. SHARING OF PAYMENTS, ETC. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to ARTICLE VI) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to ARTICLE VI), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to



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time as shall be equitable to insure that the Lenders share such payments ratably; PROVIDED, however, that for purposes of this SECTION 12.8 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this SECTION 12.8 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         12.9. FEES. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and the Agent in writing.



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                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loans, its Revolving Note, and its Revolving Credit Commitment); PROVIDED, HOWEVER, that

                  (i)  each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Revolving Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Revolving Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 6.6.

         (b) The Agent shall maintain at its address referred to in SECTION 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.




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



         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Revolving Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Revolving Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE VI and the right of set-off contained in SECTION 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Revolving Loans and its Revolving Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Revolving Loans or Revolving Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Revolving Loans or Revolving Note, or extending its Revolving Credit Commitment to the extent the Lender shall grant such rights).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Revolving Loans and its Revolving Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 13.15 hereof.

         13.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor) (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day), (ii) on the day of receipt (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business
Day) at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received, in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower or Guarantor:

                           c/o CPT Operating Partnership L.P.
                           3300 PGA Boulevard, Suite 430
                           Palm Beach Gardens, Florida 33410
                           Attn:  Patrick T. Hogan
                           Telephone:     (516) 630-6336
                           Telefacsimile: (561) 630-6311

                           with a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           Las Olas Centre
                           Suite 950
                           450 East Las Olas Boulevard
                           Ft. Lauderdale, Florida 33301-2227
                           Attn: Bruce I. March, Esq.
                           Telephone:     (954) 463-2700
                           Telefacsimile: (954) 463-2224

                  (b)      if to the Agent:

                           NationsBank, National Association
                           101 North Tryon Street
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:     (704) 386-9371
                           Telefacsimile: (704) 386-9923

                           with a copy to:

                           NationsBank, National Association
                           100 S.E. 2nd Street, 14th Floor
                           Miami, Florida 33131
                           Attention: Allison Freeland
                           Telephone:     (305) 533-2421
                           Telefacsimile: (305) 533-2437




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



                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         13.3. RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Revolving Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any

Eurodollar Rate Loan hereunder or the Borrower have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         13.5. EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         13.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if ARTICLE XII or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitment of the Lenders,
(ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the definition of "Majority Lenders", or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION 13.6 or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the Collateral; and PROVIDED, FURTHER, that no such amendment or waiver that affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless also signed in writing by NationsBank or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless also signed in writing by the Issuing Bank;

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully- executed counterpart.

         13.8. TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower or CPV, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, their directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to them, any Subsidiary, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         13.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, Eurodollar Rate Loans and other communications between or among the parties, both oral and written, with respect thereto.

         13.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this

Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14. PAYMENTS. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         13.15. CONFIDENTIALITY. The Agent and each Lender (each, a "LENDING PARTY') agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this SECTION 13.15, to any actual or proposed participant or assignee.

         13.16. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN

         ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER AND CPV HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTIES OF DADE, BROWARD OR PALM BEACH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND CPV EXPRESSLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER AND CPV HEREBY IRREVOCABLY SUBMIT GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AND CPV AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR CPV OR ANY OF THE BORROWER'S OR CPV'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER AND CPV HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER THEM AND THEIR PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR

         AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, CPV, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.


                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                              CPT OPERATING PARTNERSHIP L.P.,
                                       as Borrower

                              By: Correctional Properties Trust, General Partner
WITNESS:

/s/ Rebecca Chaffin           By:  /s/ Charles R. Jones
---------------------------        --------------------------------------------
                                   Name:  Charles R. Jones
                                   Title: President & Chief Executive Officer
/s/ Patrick T. Hogan
---------------------------


                              CORRECTIONAL PROPERTIES TRUST,
                                       as Guarantor

WITNESS:


/s/ Rebecca Chaffin           By:  /s/ Charles R. Jones
---------------------------        --------------------------------------------
                                   Name:  Charles R. Jones
                                   Title: President & Chief Executive Officer

/s/ Patrick T. Hogan
---------------------------


                              NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent for the Lenders


                              By:  /s/ Allison S. Freeland
                                   --------------------------------------------
                              Name:  Allison S. Freeland
                              Title: Senior Vice President



                                CREDIT AGREEMENT
                             SIGNATURE PAGE 1 OF 10

                             NATIONSBANK, NATIONAL ASSOCIATION


                             By: /s/ Allison S. Freeland
                             Name:  Allison S. Freeland
                             Title: Senior Vice President

                             Lending Office for Base Rate Loans:
                                      NationsBank, National Association
                                      Independence Center, 15th Floor
                                      NC1-001-15-04
                                      Charlotte, North Carolina  28255
                                      Attention: Agency Services
                                      Telephone: (704) 386-9371
                                      Telefacsimile: (704) 386-9923

                             Wire Transfer Instructions:
                                      NationsBank, National Association
                                      ABA# 053000196
                                      Account No.: ____________________________
                                      Reference: Correctional Properties Trust
                                      Attention: Agency Services


                             Lending Office for Eurodollar Rate Loans:
                                      NationsBank, National Association
                                      Independence Center, 15th Floor
                                      NC1-001-15-04
                                      Charlotte, North Carolina  28255
                                      Attention: Agency Services
                                      Telephone: (704) 386-9371
                                      Telefacsimile: (704) 386-9923

                             Wire Transfer Instructions:
                                      NationsBank, National Association
                                      ABA# 053000196
                                      Account No.: ____________________________
                                      Reference: Correctional Properties Trust
                                      Attention: Agency Services



                                CREDIT AGREEMENT
                             SIGNATURE PAGE 2 OF 10

                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Barbara J. Brown
                                           ------------------------------------
                                       Name: Barbara J. Brown
                                       Title: Senior Relationship Manager

                                       Lending Office:

                                       1 Liberty Plaza
                                       New York, New York 10006

                                       Wire Transfer Instructions:
                                       The Bank of Nova Scotia
                                       New York, New York
                                       ABA #026002532
                                       Account #NCB New York 6086-37
                                       Attention: Nadine Bell
                                       Reference: Correctional Properties Trust




                                CREDIT AGREEMENT
                             SIGNATURE PAGE 3 OF 10

                                  FIRST UNION NATIONAL BANK


                                  By: /s/ Mareen Walker Duvall
                                     ------------------------------------
                                  Name: Maureen Walker Duvall
                                  Title: Senior Vice President

                                  Lending Office:
                                  77 E. Camino Real, 2nd Floor
                                  Boca Raton, Florida 33432

                                  Wire Transfer Instructions:
                                  First Union National Bank
                                  Jacksonville, Florida
                                  ABA #063000021
                                  Account #______________________________
                                  Account Name: Correctional Properties Trust
                                  Attention: Cindy Petry





                                CREDIT AGREEMENT
                             SIGNATURE PAGE 4 OF 10

                                    PNC BANK, N.A.


                                    By: /s/ James D. Neil
                                       ------------------------------------
                                    Name: James D. Neil
                                    Title: Vice President

                                    Lending Office:
                                    249 Fifth Avenue
                                    Pittsburgh, Pennsylvania 15222-2707

                                    Wire Transfer Instructions:
                                    PNC Bank, N.A.
                                    Pittsburgh, Pennsylvania
                                    ABA #043-000-096
                                    Account #196030010890
                                    Attention: Commercial Loan Operations
                                    Reference: Correctional Properties Trust







                                CREDIT AGREEMENT
                             SIGNATURE PAGE 5 OF 10

                      SOUTHTRUST BANK, NATIONAL ASSOCIATION


                             By: /s/ Steven W. Davis
                                ------------------------------------------------
                             Name: Steven W. Davis
                             Title: Vice President

                             Lending Office:
                             420 N. 20th Street
                             Southeastern Banking, 9th Floor
                             Birmingham, Alabama 35203

                             Wire Transfer Instructions:
                             SouthTrust Bank, National Association
                             Birmingham, Alabama
                             ABA #062-000080
                             Account #131009
                             Attention: Joanne Gundling (813) 825-2733
                                        upon receipt



                                CREDIT AGREEMENT
                             SIGNATURE PAGE 6 OF 10

                                  SUNTRUST BANK, SOUTH FLORIDA, N.A.


                                  By: /s/ Jeffrey S. Wolfe
                                     -------------------------------------
                                  Name: Jeffrey S. Wolfe
                                  Title: Vice President

                                  Lending Office:
                                  222 Lakeview Avenue
                                  Suite 305
                                  West Palm Beach, Florida 33401

                                  Wire Transfer Instructions:
                                  SunTrust Bank, South Florida, N.A.
                                  Fort Lauderdale, Florida
                                  ABA #067006076
                                  Account #9607004110
                                  Account Name: Corporate Loan Operations
                                  Attention: Jennifer Campbell
                                  Reference: Correctional Properties Trust



                                CREDIT AGREEMENT
                             SIGNATURE PAGE 7 OF 10

                           BANKATLANTIC


                           By: /s/ Ana C. Bolduc
                               ----------------------------------------
                           Name: Ana C. Bolduc
                           Title: Senior Vice President

                           Lending Office:
                           100 N. Biscayne Boulevard
                           Miami, Florida 33132

                           Wire Transfer Instructions:
                           BankAtlantic
                           Ft. Lauderdale, Florida
                           ABA #267083763
                           Account #12017547
                           Account Name: CPT Operating Partnership L.P.
                           Attention: Maria Cerdeiras
                                      Vice President Commercial Loan Operations



                                CREDIT AGREEMENT
                             SIGNATURE PAGE 8 OF 10

                                      BANK ONE, OKLAHOMA, N.A.


                                      By: /s/ Mary Lynn McManus
                                          -------------------------------------
                                      Name: Mary Lynn McManus
                                      Title: Vice President

                                      Lending Office:
                                      100 N. Broadway
                                      Oklahoma City, Oklahoma 73102

                                      Wire Transfer Instructions:
                                      Bank One, Oklahoma, N.A.
                                      Oklahoma City, Oklahoma
                                      ABA #103000648
                                      GL Account #151010-0780
                                      Attention: Commercial Loans
                                      Reference: Correctional Properties Trust




                                CREDIT AGREEMENT
                             SIGNATURE PAGE 9 OF 10

                                  BANK AUSTRIA CREDITANSTALT CORPORATE
                                  FINANCE, INC.


                                  By: /s/ Stephen W. Hipp
                                     ----------------------------------------
                                  Name: Stephen W. Hipp
                                  Title: Associate


                                  By: /s/ Robert M. Biringer
                                     ----------------------------------------
                                  Name: Robert M. Biringer
                                  Title: Executive Vice President

                                  Lending Office:
                                  Two Ravinia Drive
                                  Suite 1680
                                  Atlanta, Georgia 30346

                                  Wire Transfer Instructions:
                                  Chase NY
                                  ABA #021000021
                                  Account: Bank Austria
                                  Account #400921944
                                  Reference: Correctional Properties Trust





                                CREDIT AGREEMENT
                             SIGNATURE PAGE 10 OF 10